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                                                                EXHIBIT 10.12(e)

                                  ANIXTER INC.

                           DEFERRED COMPENSATION PLAN

                                1999 RESTATEMENT

                                 AMENDMENT NO. 3



         This Amendment No. 3 to the Plan is effective as of November 1, 2002, and is executed as of the date shown below. Capitalized words used herein without definition shall have the meaning ascribed to them in the Plan.

         WHEREAS, the Company desires to permit Participants to choose the time and method in which benefits will be distributed in the event of termination due to Disability; and

         WHEREAS, the Board has approved this Amendment.

         NOW, THEREFORE, the Plan is amended as follows:

         FIRST: Section 5.2(b) is hereby amended in its entirety to read as follows:

               (b) FORM OF BENEFIT. A Participant may elect to have his Account balance attributable to all Deferral Periods paid in any manner described in Section 5.1(b) of the Plan. If the Participant does not make an election, the benefit shall be paid in a single lump sum.

         A Participant may change this election on a form approved by the Committee, and such election shall supercede the Participant's prior elections, provided it is received at least two (2) calendar years prior to the date any amounts are to be distributed.

         SECOND: Section 5.2(c) is hereby amended in its entirety to read as follows:

               (c) COMMENCEMENT. The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date and shall be paid on the settlement date. The date on which lump-sum payments are made and on which installment payments commence shall be the settlement date. If a combination of lump sum and installments is elected, the lump sum and the first installment payment shall be paid on the settlement date. The settlement date shall be no more than sixty-five
         (65) days after the Valuation Date. Earnings shall continue to accrue on the Participant's Account to the settlement date, and Earnings on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this Section 5.2. All payments shall be made as of the first day of the month. From and after the Valuation Date, Earnings shall accrue without the one hundred forty percent (140%) multiplier.

               If payment is by installments, the amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, remaining number of installments and an Earnings Rate (without the one hundred forty percent (140%) multiplier) equal to the rate in effect for the preceding quarter.



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         IN WITNESS WHEREOF, the Board has caused this Amendment to be executed as of this ____ day of ________________20____.


                                       ANIXTER INC.


                                       By:
                                          --------------------------------------
                                          Its

                                    Dated:
                                          --------------------------------------



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